UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2026

Standard BioTools Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Milk Street, 10th Floor
Boston, Massachusetts 02109
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 6, 2026, Standard BioTools Inc., a Delaware corporation (“Standard BioTools”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Treeline Biosciences, Inc., a Delaware corporation (“Treeline”), and Siri Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Standard BioTools (“Merger Sub”), pursuant to which Standard BioTools and Treeline will combine in an all-stock merger upon the terms and conditions set forth in the Merger Agreement. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Effect of the Merger

The Merger Agreement provides, among other things, that (i) Merger Sub will merge with and into Treeline, with Treeline surviving as a wholly owned subsidiary of Standard BioTools (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), (ii) at the effective time of the Merger (the “Effective Time”), Standard BioTools will file an amendment to its certificate of incorporation (the “Charter Amendment”) to (a) change its name to Treeline Biosciences Holdings, Inc. and (b) effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of common stock, par value $0.001 per share, of Standard BioTools (the “Standard BioTools Common Stock”), if the Reverse Stock Split has not been effected prior to the Effective Time as permitted by the Merger Agreement.

As a result of the Merger, each share of Treeline common stock, par value $0.00001 per share (the “Treeline Common Stock”), issued and outstanding immediately prior to the Effective Time and each share of Treeline preferred stock, par value $0.00001 per share (together with the Treeline Common Stock, the “Treeline Capital Stock”), issued and outstanding immediately prior to the Effective Time (in each case, other than shares held in treasury and dissenting shares) will be converted into the right to receive a number of shares of Standard BioTools Common Stock based on an exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”), with the number of shares of Standard BioTools Common Stock that each holder of Treeline Capital Stock is entitled to receive being rounded down to the nearest whole share and computed after aggregating all shares of Treeline Capital Stock held by such holder. The Exchange Ratio is based on the relative capitalization of each of Treeline and Standard BioTools and assumes (i) an equity value for Treeline of $2.5 billion and (ii) an equity value for Standard BioTools equal to $460 million, reduced by the amount by which the Parent Net Cash (as defined in the Merger Agreement, which definition includes deductions for certain liabilities and costs) is less than $449 million at the closing of the Transactions (the “Closing”) or increased by the amount by which Parent Net Cash is more than $451 million at the Closing.

Following the Closing, former Standard BioTools stockholders are expected to hold approximately 16% of the combined company on a fully diluted basis, and former Treeline stockholders are expected to hold approximately 84% of the combined company on a fully diluted basis. Under certain circumstances further described in the Merger Agreement, the pro forma ownership percentages may be adjusted based on the amount of Standard BioTools’ net cash at Closing as finally determined in accordance with the Merger Agreement.

In addition, as of the Effective Time, Standard BioTools will assume Treeline’s 2021 Equity Incentive Plan and each outstanding option to purchase shares of Treeline Common Stock (the “Treeline Options”), whether vested or unvested. Each such Treeline Option so assumed by Standard BioTools will continue to have, and be subject to, the same terms and conditions applicable to such Treeline Option immediately prior to the Effective Time, except that (i) such Treeline Option will be exercisable for that number of shares of Standard BioTools Common Stock equal to the number of shares of Treeline Common Stock subject to such Treeline Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the next nearest share of Standard BioTools Common Stock, and (ii) the exercise price per share of each such Treeline Option will be the exercise price per share in effect for that Treeline Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the next nearest cent.

In addition, as of the Effective Time, (i) each warrant to purchase shares of Treeline Capital Stock (each, a “Treeline Warrant”) that has been amended to require net-exercise in connection with the Merger (the “Treeline Converting Warrants”) and that is outstanding immediately prior to the Effective Time will, by virtue of the Merger, be cancelled and extinguished and converted into the right to receive, for each share of Treeline Common Stock that would be received upon the net-exercise of such Treeline Converting Warrant in accordance with its terms, a number of shares of Standard BioTools Common Stock equal to the Exchange Ratio and (ii) each Treeline Warrant that is not a Treeline Converting Warrant and that is outstanding immediately prior to the Effective Time will, by virtue of the Merger, be assumed by Standard BioTools. Each such Treeline Warrant so assumed by Standard BioTools will continue to have, and be subject to, the same terms and conditions applicable to such Treeline Warrant immediately prior to the Effective Time, except that (a) such Treeline Warrant will be exercisable for that number of shares of Standard BioTools Common Stock equal to the number of shares of Treeline Common Stock subject to such Treeline Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the next nearest share of Standard BioTools Common Stock and (b) the warrant price per share will be the warrant price per share in effect for such Treeline Warrant immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest thousandth of a cent.

Approvals and Conditions to the Transactions

The Transactions have been approved by the Standard BioTools Board of Directors (the “Standard BioTools Board”), a Special Committee of the Standard BioTools Board (the “Special Committee”) and the Treeline Board of Directors. After execution of the Merger Agreement, on June 6, 2026, Treeline stockholders comprising the required majorities under Treeline’s organizational documents delivered their written consent adopting the Merger Agreement and approving the Transactions.

In connection with the Transactions, Standard BioTools will seek the approval of its stockholders for (i) the issuance of shares of Standard BioTools Common Stock to holders of Treeline Capital Stock pursuant to the Merger Agreement and in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) (the “Standard BioTools Share Issuance”), (ii) the Charter Amendment and (iii) adoption of a post-Closing equity incentive plan and a post-Closing employee stock purchase plan (the “ESPP”). Receipt of Standard BioTools stockholder approval for the proposals described in clauses (i) and (ii) above is a condition to the Closing.

The consummation of the Transactions is subject to certain other customary closing conditions, including, among other things, (i) the effectiveness of the Registration Statement on Form S-4 to register certain of the shares of Standard BioTools Common Stock to be issued pursuant to the Merger Agreement, (ii) the listing of existing shares of Standard BioTools Common Stock on Nasdaq as of the date of the Closing (the “Closing Date”) and the approval for listing on Nasdaq of the shares of Standard BioTools Common Stock issuable in connection with the Merger, subject to official notice of issuance, and (iii) expiration or termination of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Standard BioTools expects the Transactions to close in the second half of 2026.

Non-Solicitation

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Standard BioTools will be subject to customary restrictions on its ability to, among other things, (i) solicit, initiate or knowingly facilitate certain competing acquisition proposals from third parties, (ii) participate in discussions and engage in negotiations with, and provide non-public information to, third parties regarding competing acquisition proposals, (iii) enter into any binding or nonbinding agreement for a competing acquisition proposal and (iv) withdraw, modify or fail to publicly affirm (in certain circumstances) the Standard BioTools Board recommendation in favor of the Transactions, subject to a customary provision that allows Standard BioTools, under certain specified circumstances, to participate in discussions and engage in negotiations with, and provide non-public information to, third parties with respect to a competing acquisition proposal that did not result from a breach of the foregoing restrictions, if the Standard BioTools Board determines in good faith after consultation with its outside legal and financial advisors that such competing acquisition proposal constitutes a Parent Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to result in a Parent Superior Proposal and that the failure to take such actions would reasonably be expected to be inconsistent with the Standard BioTools Board’s fiduciary duties. Standard BioTools is required to notify Treeline of certain competing acquisition proposals, provide copies of written documentation related to such competing acquisition proposals and give Treeline a customary match period before effecting a change in the Standard BioTools Board recommendation in favor of the Transactions.

Standard BioTools Legacy Businesses

Under the Merger Agreement, Standard BioTools must use its commercially reasonable efforts to effect the sale, license, transfer, disposition, divestiture or other monetization of its mass cytometry and microfluidics businesses (the “Legacy Business” and each such transaction, a “Legacy Transaction”). If Standard BioTools has not entered into a definitive agreement for the disposition of any portion of the Legacy Business on or before the date the Registration Statement is declared effective under the Securities Act of 1933, as amended (the “Securities Act”), Standard BioTools is required to commence mutually agreed wind-down activities with respect to that portion of the Legacy Business.

Termination and Fees

The Merger Agreement contains certain termination rights for each of Treeline and Standard BioTools. Upon termination of the Merger Agreement under specified circumstances, including if Treeline terminates the Merger Agreement due to a change in the Standard BioTools Board recommendation in favor of the Transactions, Standard BioTools will be required to make a payment to Treeline equal to $16.1 million in cash. Standard BioTools will be required to reimburse Treeline’s reasonable out-of-pocket fees in connection with the Transactions in an amount up to $5 million if the Merger Agreement is terminated due to a failure to obtain the required approval of Standard BioTools stockholders.

Combined Company Board of Directors and Executive Team

Standard BioTools and Treeline expect the Board of Directors of the combined company will consist of 12 members, with ten members designated by Treeline and two members designated by Standard BioTools. The parties also expect that, immediately after the Effective Time, Dr. Josh Bilenker, currently the chief executive officer and co-founder of Treeline, will be appointed as Chief Executive Officer of the combined company, Dr. Jeff Engelman, currently the chief scientific officer and co-founder of Treeline, will be appointed as Chief Scientific Officer of the combined company, and Spencer Smith, currently the chief financial officer of Treeline, will be appointed as Chief Financial Officer of the combined company.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the parties thereto, including certain covenants regarding the operation of the businesses of Standard BioTools and Treeline from the date of the Merger Agreement until the earlier of the consummation of the Transactions and the termination of the Merger Agreement in accordance with its terms.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Standard BioTools or Treeline. The Merger Agreement includes representations, warranties and covenants of Standard BioTools and Treeline made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Standard BioTools, Treeline or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact. In addition, the representations and warranties may be subject to exceptions contained in a disclosure schedule to the Merger Agreement which is not filed publicly. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Treeline, Standard BioTools or any of their respective affiliates, the Merger Agreement and the Transactions that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Proxy Statement of Standard BioTools and a prospectus of Standard BioTools as well as in the Form 10-K, Form 10-Qs and other filings that Standard BioTools makes with the SEC.

Voting Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of Standard BioTools (including its directors and certain officers), collectively holding approximately 39% of the outstanding shares of Standard BioTools Common Stock, entered into voting agreements (the “Voting Agreements”) pursuant to which they have agreed to vote all of their shares of Standard BioTools Common Stock in favor of the Standard BioTools Share Issuance, the Charter Amendment and the adoption of the post-Closing equity incentive plan and post-Closing ESPP, subject to a reduction in the number of shares subject to the voting requirements for certain stockholders in the event of a change in the recommendation of the Special Committee in favor of the Transactions such that the aggregate number of outstanding shares of Standard BioTools Common Stock subject to the voting requirements in the Voting Agreements is reduced to approximately 30% of the outstanding shares of Standard BioTools Common Stock.

The preceding summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of each of Standard BioTools and Treeline (including each individual who will serve as a director or executive officer of the combined company following the Closing) entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, subject to specified exceptions, such persons agreed not to offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, certain of the shares of the common stock of the combined company (or any securities convertible into or exercisable or exchangeable for shares of the common stock of the combined company) held by such person for a period of 180 days following the Closing.

The preceding summary of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Lock-Up Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Contingent Value Rights Agreement

Prior to the Effective Time, Standard BioTools expects to declare a dividend to Standard BioTools stockholders as of the close of business on the last business day prior to the day on which the Effective Time occurs in the form of one contingent value right (each, a “CVR”) for each outstanding share of Standard BioTools Common Stock held by such stockholder on such date. The payment date for such dividend will be three business days after the Effective Time. The CVRs will be issued pursuant to the terms of a Contingent Value Rights Agreement to be entered into between Standard BioTools and a rights agent (the “CVR Agreement”).

Pursuant to the CVR Agreement, the holder of each CVR will be entitled to receive a payment for each 12-month CVR payment period during the five year term of the CVR Agreement, consisting of a number of shares of Standard BioTools Common Stock (with fractional shares settled in cash) equal to such holder’s pro rata portion of the aggregate net proceeds received by the combined company during such 12-month CVR payment period from the following sources: (i) proceeds from any sale, disposition, or other monetization of the Legacy Business; (ii) proceeds from convertible notes or other investments held by Standard BioTools as of the Closing Date; (iii) earnout, milestone, royalty or other similar contingent payments due to Standard BioTools under contracts in effect as of the Closing Date, including payments from Illumina, Inc. pursuant to the Stock Purchase Agreement dated June 22, 2025; and (iv) any surplus in Standard BioTools’ net cash delivered at Closing as finally determined under the Merger Agreement. The maximum number of shares of common stock of the combined company which may be issued by the combined company pursuant to the CVR Agreement is 76,000,000. There can be no assurance that any payments will be made on the CVRs.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs are not evidenced by a certificate or any other instrument and are not registered with the SEC. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Standard BioTools or any of its respective affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The preceding summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Certain of the shares of Standard BioTools Common Stock being issued in the Merger will be issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Standard BioTools Common Stock or any other securities of Standard BioTools or Treeline.

Item 5.01	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 8, 2026, Standard BioTools and Treeline issued a joint press release announcing the execution of the Merger Agreement (the “Press Release”), and Standard BioTools included prepared remarks and an investor presentation on its website. On June 8, 2026, Standard BioTools conducted a town hall for its employees related to the Transactions. Copies of the Press Release, the prepared remarks, the investor presentation and the town hall presentation are attached as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, respectively.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibits 99.1, 99.2, 99.3 and 99.4, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1, 99.2, 99.3 and 99.4, be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the structure and timing of the proposed Merger; expectations regarding the perceived benefits of and opportunities from the Transactions; expectations regarding the ownership structure of the combined company; the expected management team of the combined company; the potential for Standard BioTools stockholders to receive consideration pursuant to the CVRs; expectations regarding the trading of the combined company’s common stock on Nasdaq after the closing of the Transactions; and any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the ability to obtain the requisite approval from stockholders of Standard BioTools; (ii) the risk that the Transactions may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals will be made; (iv) the possibility that any or all of the various conditions to the consummation of the Transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require either party to pay a termination fee or other expenses; (vi) the effect of the pendency of the Transactions on the parties’ ability to retain and hire key personnel, their ability to maintain relationships with customers, suppliers and others with whom they do business, their business generally or their stock price; (vii) risks related to diverting management’s attention from ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; (ix) the parties’ ability to realize the anticipated benefits of the Transactions; (x) the risk that the parties may assume unexpected liabilities and expenses as a result of the Transactions; (xi) the risk that the potential dispositions of Standard BioTools’ Mass Cytometry and Microfluidics businesses may not be completed on favorable terms or at all; (xii) the risk that Standard BioTools could fail to maintain the listing of the Standard BioTools Common Stock on Nasdaq; (xiii) uncertainties as to the potential for development, commercialization and other benefits of any of Treeline’s product candidates; and (xiv) uncertainties as to Treeline’s anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for commencing clinical trials and announcing data and other clinical results. For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, Standard BioTools’ most recent Quarterly Report on Form 10-Q and in Standard BioTools’ other filings with the SEC. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. These forward-looking statements speak only as of the date hereof. Neither Standard BioTools nor Treeline assumes any obligation to, and does not currently intend to, update any such forward-looking statements except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Standard BioTools and Treeline. In connection with the proposed transaction and required stockholder approval, Standard BioTools intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement and a prospectus of Standard BioTools. This communication is not a substitute for the proxy statement/prospectus or any other document that Standard BioTools may file with the SEC or send to its stockholders in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Standard BioTools.

INVESTORS AND STOCKHOLDERS OF STANDARD BIOTOOLS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS, SUPPLEMENTS AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT MATERIALS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STANDARD BIOTOOLS, TREELINE AND THE PROPOSED TRANSACTION. Copies of the materials filed or to be filed by Standard BioTools with the SEC may be obtained free of charge on Standard BioTools’ Investor Relations website at https://investors.standardbio.com/ or by contacting Standard BioTools’ Investor Relations department at ir@standardbio.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Participants in the Solicitation

Standard BioTools, Treeline and certain of their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies of Standard BioTools stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Standard BioTools’ executive officers and directors in the solicitation by reading Standard BioTools’ proxy statement for its 2026 annual meeting of stockholders (including under the headings “Management and Corporate Governance,” “Executive Officer and Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Standard BioTools’ other filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Standard BioTools stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the registration statement on Form S-4 and other relevant materials when filed with the SEC in connection with the proposed transaction. Information regarding Treeline’s directors and executive officers who may be deemed participants in the solicitation will be contained in the registration statement on Form S-4 when it becomes available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at ir@standardbio.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, by and among Treeline Biosciences, Inc., Standard BioTools Inc. and Siri Merger Sub, Inc. dated as of June 6, 2026.
10.1	Form of Voting Agreement.
10.2	Form of Lock-Up Agreement.
10.3	Form of CVR Agreement.
99.1	Press Release, dated as of June 8, 2026.
99.2	Prepared Remarks.
99.3	Investor Presentation.
99.4	Town Hall Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Standard BioTools agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request; provided that Standard BioTools may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026	STANDARD BIOTOOLS INC.

	By:	/s/ Alex Kim
Name: Alex Kim
Title: Chief Financial Officer